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                                                                    EXHIBIT 23.3

                                March 16, 1998

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                       FORM OF OPINION INCLUSION CONSENT

Members of the Board of Directors
Siebel Systems, Inc.
1855 South Grant Street
San Mateo, CA  94404

Gentlemen:

     We hereby consent to the inclusion of our opinion letter dated February 28, 1998 to the Board of Directors of Siebel Systems, Inc. (the "Company") regarding the acquisition of Scopus Technology by the Company, in the Company's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings: "THE MERGER - Opinion of Financial Advisor to Siebel," "APPROVAL OF THE MERGER - Background of the Merger," "- Siebel's Reasons for the Merger," "- Opinion of Financial Advisor to Siebel." In giving the foregoing consent, we do not admit
(i) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                         Very truly yours,


                         /s/ NATIONSBANC MONTGOMERY SECURITIES LLC
                         -------------------------------------------------------

                         NATIONSBANC MONTGOMERY SECURITIES LLC